EXHIBIT 21.1


                 SUBSIDIARIES OF WESTERFED FINANCIAL CORPORATION


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                                                                                         PERCENT       STATE OF
                                                                                           OF        INCORPORATION
PARENT                                       SUBSIDIARY                                 OWNERSHIP         OR
------                                       ----------                                 ---------    ORGANIZATION
                                                                                                     ------------
WESTERFED FINANCIAL CORPORATION              WESTERN FEDERAL SAVINGS BANK OF              100%         FEDERAL
                                             MONTANA
WESTERN FEDERAL SAVINGS BANK OF              MONTE MAC I                                  100%         MONTANA
MONTANA
WESTERN FEDERAL SAVINGS BANK OF              SERVICE CORPORATION OF MONTANA               100%         MONTANA
MONTANA
WESTERN FEDERAL SAVINGS BANK OF              WESTERFED INSURANCE SERVICES, INC.           100%         MONTANA
MONTANA


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